Exhibit 10.9

RIB-X PHARMACEUTICALS, INC.

SENIOR CONVERTIBLE DEMAND PROMISSORY NOTE

PURCHASE AGREEMENT

JANUARY 10, 2011

SENIOR CONVERTIBLE DEMAND

PROMISSORY NOTE PURCHASE AGREEMENT

THIS SENIOR CONVERTIBLE DEMAND PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of January 10, 2011, is entered into by and among Rib-X Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and those persons or entities listed on Schedule 1.01 to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has issued Subordinated Convertible Promissory Notes (the “Junior Notes”) and warrants (the “First Warrants”) pursuant to a Subordinated Convertible Promissory Note Purchase Agreement, dated as of January 7, 2009, between the Company and the Purchasers named therein (as amended, the “Junior Note Purchase Agreement”);

WHEREAS, the Company has issued Senior Subordinated Convertible Demand Promissory Notes (the “Senior Subordinated Notes” and, together with the Junior Notes, the “Existing Notes”) and warrants (the “Second Warrants” and together with the First Warrants, the “Existing Warrants”) pursuant to a Senior Subordinated Convertible Demand Promissory Note Purchase Agreement, dated as of May 28, 2010, between the Company and the Purchasers named therein (as amended, the “Senior Subordinated Note Purchase Agreement”);

WHEREAS, the Company desires to issue to the Purchasers, and the Purchasers desire to purchase from the Company, Senior Convertible Demand Promissory Notes, the form of which is attached hereto as Exhibit A (the “Senior Notes”), in accordance with the terms and provisions of this Agreement;

WHEREAS, the Purchasers hold Junior Notes representing at least sixty percent (60%) of the aggregate principal amounts of the outstanding Junior Notes, and constitute the Junior Majority (as defined herein) and Senior Subordinated Notes representing at least a majority of the aggregate principal amounts of the outstanding Senior Subordinated Notes, and constitute the Senior Eligible Securities Majority (as defined herein); and

WHEREAS, the Company and the Purchasers acknowledge that the issuance of the Senior Notes and the Warrants (as defined herein) is subject to Article Fourth, Section B.3(d)(iii)(D) of the Seventh Amended and Restated Certificate of Incorporation of the Company (as the same may be amended from time to time hereafter, the “Charter”) and the Senior Notes and the Warrants constitute Additional Shares of Common Stock (as defined in the Charter).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

NOTES

Section 1.01. Purchase and Delivery of the Senior Notes. Subject to the terms and conditions of this Agreement, at each Closing (as defined herein), the Company hereby agrees to issue to each Purchaser, and each Purchaser (severally and not jointly) hereby agrees to purchase from the Company, (a) a Senior Note having a principal amount as set forth opposite the name of such Purchaser on Schedule 1.01 hereto in the column labeled “Purchase Price” for such Closing (the “Purchase Price”) and (b) Warrants, the form of which is attached hereto as Exhibit B, to purchase a number of shares (rounded to the nearest whole number) of Common Stock determined by multiplying such Purchase Price by .30 and dividing the result by $0.6189 (collectively, the “Warrants”). Each Purchaser acknowledges that the Senior Notes purchased by such Purchaser at any Closing and therefore the Purchase Price that will be released from escrow to the Company may be adjusted and one or more additional Subsequent Closings may be held with the consent of the Senior Eligible Securities Majority; provided, however, that no such adjustment shall change the percentage of the Senior Notes issued at such Closing (or all Closings taken together) purchased by such Purchaser and in no event shall such Purchaser be required to purchase more Senior Notes than the “Aggregate Purchase Price” specified for such Purchaser on Schedule 1.01 hereto.

Section 1.02. Closings.

(a) The first purchase and issuance of Senior Notes and Warrants shall take place on the date hereof or the first date thereafter on which the conditions set forth in Section 5.01 are satisfied (the “First Closing”). Unless previously cancelled pursuant to the terms of this Agreement: (i) the second purchase and issuance of Senior Notes and Warrants shall take place on March 7, 2011 subject to the consent of the Senior Eligible Securities Majority or on such other date as the Company and the Senior Eligible Securities Majority shall agree (the “Second Closing”); (ii) the third purchase and issuance of Senior Notes and Warrants shall take place on December 7, 2011 subject to the consent of the Senior Eligible Securities Majority or on such other date as the Company and the Senior Eligible Securities Majority shall agree (the “Third Closing”); (iii) the fourth purchase and issuance of Senior Notes and Warrants shall take place on March 7, 2012 subject to the consent of the Senior Eligible Securities Majority or on such other date as the Company and the Senior Eligible Securities Majority shall agree (the “Fourth Closing”); and (iv) to the extent any amounts representing the Aggregate Purchase Price remain in the escrow following the Fourth Closing (exclusive of any other amounts, including any accrued interest), one or more additional Subsequent Closings (as defined below) shall take place on such date(s) as the Company and the Senior Eligible Securities Majority shall agree. The First Closing, Second Closing, Third Closing, Fourth Closing and any additional Subsequent Closings are each sometimes referred to herein as a “Closing” and together as the “Closings.” The Closings other than the First Closing are each sometimes referred to herein as a “Subsequent Closing” and together as the “Subsequent Closings.” Notwithstanding anything herein to the contrary and subject to the following sentence, the Senior Eligible Securities Majority shall have the right at any time prior to any Subsequent Closing to accelerate or defer the purchase and issuance of all or any portion of the Senior Notes and Warrants, including the right to change the aggregate amount subject to purchase at a Closing. Any such acceleration or deferral shall be (i) pro rata among the Purchasers based on the amount of Senior Notes remaining to be purchased by each and (ii) applied against or added to the Senior Notes and Warrants scheduled to be purchased at the next succeeding Subsequent Closings. In no event shall the total amount of Senior Notes and Warrants exceed the maximum amount of Senior Notes and Warrants to be purchased hereunder.

(b) At the First Closing, (i) the Company shall issue and deliver to each Purchaser a Senior Note in an original principal amount equal to such Purchaser’s Purchase Price for the First Closing, (ii) the Company shall issue and deliver to each Purchaser such Purchaser’s Warrant for the First Closing, (iii) each Purchaser shall deliver to JPMorgan Chase Bank, N.A. as escrow agent (the “Escrow Agent”), pursuant to the Escrow Agreement attached as Exhibit E hereto, such Purchaser’s aggregate Purchase Price for all Closings by wire transfer of immediately available funds to the account designated in writing by the Escrow Agent and (iv) the Escrow Agent shall deliver to the Company each Purchaser’s Purchase Price for the First Closing. Notwithstanding the foregoing, if Saints Capital VI, L.P. (“Saints”) does not deliver the aggregate amount of its portion of the Purchase Price to the Escrow Agent at the First Closing, then (i) on or before January 18, 2011 (the “Outside Date”), Saints shall deliver to the Escrow Agent (to the account designated by the Escrow Agent), by wire transfer of immediately available funds, Saints’ Purchase Price in respect of all Closings, and (ii) the Company shall not issue or deliver to Saints its Senior Note and Warrant for the First Closing unless and until Saints’ Purchase Price in respect of the First Closing is delivered to the Company by the Escrow Agent (it being understood that such Senior Note and Warrant to be issued to Saints will be dated as of the date that Saints delivers its aggregate Purchase Price in respect of all Closings in accordance with clause (i) above). In the event that Saints does not deliver its aggregate Purchase Price in respect of all Closings by the Outside Date, (x) Saints will lose all rights to purchase Senior Notes or Warrants hereunder and (y) the Company shall offer each Purchaser its respective Proportionate Percentage of the Senior Notes and Warrants that would have otherwise been issued to Saints under this Agreement (the “Saints Securities”) and any Purchaser, by notice to the Company within two (2) days of the Outside Date, may elect to purchase the full amount of its Proportionate Percentage of Saints Securities. As used in this Section, the term “Proportionate Percentage” shall mean, with respect to each Purchaser, a fraction, the numerator of which is the aggregate principal amount of Senior Notes such Purchaser is purchasing hereunder, the denominator of which is the aggregate principal amount of all Senior Notes being purchased hereunder. Any Purchaser that purchases the full amount of its Proportionate Percentage of the Saints Securities may purchase any amount of Saints Securities that are not purchased by the other Purchasers. The closing of the sale of all Saints Securities shall occur on January 20, 2011 (or on such other date as may determined by the Purchasers purchasing a majority of Saints Securities) and Schedule 1.01 hereof shall be automatically amended to reflect any resulting changes in the Purchase Prices of the Purchasers.

(c) At each Subsequent Closing, if any, (i) the Company shall issue and deliver to each Purchaser a Senior Note in an original principal amount equal to such Purchaser’s Purchase Price for such Closing, (ii) the Company shall issue and deliver to each Purchaser such Purchaser’s Warrant for such Closing, and (iii) the Escrow Agent shall deliver to the Company the aggregate Purchase Price for all Senior Notes purchased at such Closing.

(d) Each Closing shall take place at the office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, 02111 or remotely via the exchange of documents and signatures electronically or by facsimile.

Section 1.03. Applicability of Charter Provisions. Each of the Company and the Purchasers agree and acknowledge that (a) the issuance of the Senior Notes and the Warrants is subject to Article Fourth, Section B.3(d)(iii)(D) of the Charter, (b) holders of more than fifty percent (50%)

of the outstanding shares of Series C Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class on an as-converted basis, have not waived the applicability of Article Fourth, Section B.3(d)(iii)(D) of the Charter with respect to the issuance of the Senior Notes and the Warrants, (c) one or more holders of the shares of Series A-1 Convertible Preferred Stock or more than 400,000 shares of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock outstanding as of the date hereof will acquire at least its Pro Rata Share of the Available Additional Shares (as defined in the Charter) of the Senior Notes and the Warrants to be issued pursuant to this Agreement and (d) the Board of Directors of the Company (the “Board”) (including at least three of the five directors elected by the holders of the Convertible Preferred Stock (as defined in the Charter)) have allocated Senior Notes and Warrants to the holders of at least 75,000 shares of Series A-1 Convertible Preferred Stock, holders of at least 400,000 shares of Series C Convertible Preferred Stock and holders at least 400,000 shares of Series B Convertible Preferred Stock (other than CII and Radius, as such terms are defined in the Charter) as set forth on Schedule 1.03. In connection with the foregoing, in the event that any stockholder set forth on Schedule 1.03 hereto, together with its affiliates (as defined in the Charter and including any funds under common management), fails to purchase all of its Pro Rata Share of the Available Additional Shares of the Senior Notes and the Warrants (each as set forth opposite the name of such Purchaser on Schedule 1.03 hereto), such stockholder shall be subject to Article Fourth, Section B.3(d)(iii)(D) of the Charter.

Section 1.04. Priority. (a) Notwithstanding anything to the contrary contained in the Junior Note Purchase Agreement, the Junior Notes, the Senior Subordinated Note Purchase Agreement or the Senior Subordinated Notes, (i) payment of any and all of the obligations under the Junior Notes shall be subordinate and subject in right and time of payment to the prior payment in full in cash of all Senior Subordinated Notes and Senior Notes and (ii) payment of the Senior Subordinated Notes shall be subordinate and subject in right and time of payment to the prior payment in full in cash of all Senior Notes. Each holder of Senior Notes, whether such Senior Notes are issued at the First Closing or any Subsequent Closing, shall be deemed to have acquired such Senior Notes in reliance upon the provisions contained in this Agreement. Notwithstanding anything to the contrary contained in the Junior Note Purchase Agreement, the Junior Notes, the Senior Subordinated Note Purchase Agreement or the Senior Subordinated Notes, without the consent of the Senior Majority, no distribution in cash, securities (other than upon the conversion of the Existing Notes in accordance with their terms) or other property (whether by set-off or otherwise) shall be made in respect of the Existing Notes until the payment, conversion or a combination thereof, in full of the Senior Notes.

(b) Notwithstanding the terms of the Junior Note Purchase Agreement, the Junior Notes, the Senior Subordinated Note Purchase Agreement or the Senior Subordinated Notes, the Company hereby agrees that it may not make, and the holders of the Existing Notes hereby agree that they will not accept any distribution, whether in cash, securities or other property contrary to the foregoing Section 1.04(a), with respect to the Existing Notes. Notwithstanding the foregoing, the holders of the Existing Notes may, so long as no Default or Event of Default has occurred and is continuing, obtain and retain reasonable out-of-pocket expenses reimbursable by the Company pursuant to Section 5.01 of the Junior Note Purchase Agreement or Section 6.01 of the Senior Subordinated Note Purchase Agreement.

(c) If any distribution on account of the indebtedness evidenced by Existing Notes (collectively, the “Subordinated Indebtedness”) not permitted to be made by the Company or accepted by holders of the Existing Notes under this Section 1.04 is made and received by any holder of Existing Notes, such distribution shall not be commingled with any of the assets of such holder of Existing Notes, shall be held in trust by such holder of Existing Notes for the benefit of the holders of the Senior Notes and shall be promptly paid over to the holders of the Senior Notes for application pro rata to the payment of the Senior Notes then remaining unpaid.

Section 1.05. Amendment of Existing Notes. The Existing Notes are hereby amended as follows:

(a) The term “Maturity Date,” as used in the Junior Notes, shall hereafter mean and be defined as the later of (i) January 8, 2014 and (ii) the 91st day following the earlier of (y) January 10, 2016 and (z) the date of payment, conversion or a combination thereof, in full of the Senior Notes.

(b) The term “Maturity Date,” as used in the Senior Subordinated Notes, shall hereafter mean and be defined as the later of (i) May 28, 2015 and (ii) the 91st day following the earlier of (y) January 10, 2016 and (z) the date of payment, conversion or a combination thereof, in full of the Senior Notes.

(c) The term “equity financing,” as used in the Existing Notes, shall hereafter mean and be defined as any financing in connection with which the Company issues equity securities, including without limitation, any security convertible or exchangeable into equity securities of the Company, which shall exclude for this purpose (i) any equity securities (and any security convertible or exchangeable into equity securities) of the Company issued upon conversion of the Existing Notes or the Senior Notes or upon exercise or conversion of the Existing Warrants or Warrants and (ii) any equity securities issued or issuable to officers, founders, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other compensatory stock arrangements existing as of the date hereof, or as otherwise approved by the Board of Directors of the Company.

(d) The fifth paragraph of the Senior Subordinated Notes (i.e., the paragraph immediately preceding Section 1) shall be deleted in its entirety.

(e) Section 1(a) of the Senior Subordinated Notes shall be amended and restated in its entirety to read as follows:

“1.	Conversion

(a) Definitions. For purposes of this Senior Note, the following terms shall have the definitions set forth below:

“2009 Notes” shall mean the Subordinated Convertible Promissory Notes issued by the Company pursuant to the Subordinated Convertible Promissory Notes Purchase Agreement, dated as of January 7, 2009.

“2009 Notes Applicable Notional Conversion Price” shall mean the lesser of (i) the Base Notional Conversion Price multiplied by 0.75 and (ii) the Base Conversion Price.

“2009 Notes Base Waterfall Conversion Shares” shall mean the number of shares of Common Stock equal to the Implied Fully Diluted Waterfall Shares less the sum of (i) the 2011 Notes Waterfall Conversion Shares, (ii) the 2010 Notes Waterfall Conversion Shares and (iii) the Other Common Shares.

“2009 Notes Maximum Waterfall Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the 2009 Required Waterfall Return by (ii) (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the implied purchase price or liquidation value, as the case may be, per share of Common Stock in respect of such Repayment Event.

“2009 Notes Notional Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the amount then outstanding under the 2009 Notes including any accrued but unpaid interest thereon being converted by (ii) the 2009 Notes Applicable Notional Conversion Price.

“2009 Required Waterfall Return” shall mean the aggregate amount then outstanding under the 2009 Notes including any accrued but unpaid interest thereon being converted divided by 0.75.

“2009 Notes Waterfall Conversion Shares” shall mean the lesser of the 2009 Notes Base Waterfall Conversion Shares and the 2009 Notes Maximum Waterfall Conversion Shares.

“2010 Notes” shall mean the Senior Subordinated Convertible Demand Promissory Notes issued by the Company pursuant to the Senior Subordinated Convertible Demand Promissory Notes Purchase Agreement dated as of May 28, 2010.

“2010 Notes Applicable Notional Conversion Price” shall mean the lesser of (i) the Base Notional Conversion Price divided by 3.0 and (ii) the Base Conversion Price.

“2010 Notes Applicable Waterfall Percentage” shall mean 96%.

“2010 Notes Base Waterfall Conversion Shares” shall mean the number of shares of Common Stock equal to (a) (i) the Implied Fully Diluted Waterfall Shares multiplied by (ii) the 2010 Notes Applicable

Waterfall Percentage minus (b) the 2011 Notes Waterfall Conversion Shares.

“2010 Notes Conversion Shares” shall mean (i) if the Aggregate Senior Notes Waterfall Conversion Share Value equals or exceeds the Aggregate Senior Notes Notional Conversion Share Value, the 2010 Notes Waterfall Conversion Shares and (ii) if the Aggregate Senior Notes Notional Share Conversion Value exceeds the Aggregate Senior Notes Waterfall Conversion Share Value, the 2010 Notes Notional Conversion Shares.

“2010 Notes Maximum Waterfall Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the 2010 Required Waterfall Return by (ii) (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the implied purchase price or liquidation value, as the case may be, per share of Common Stock in respect of such Repayment Event.

“2010 Notes Notional Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the amount then outstanding under the 2010 Notes including any accrued but unpaid interest thereon being converted by (ii) the 2010 Notes Applicable Notional Conversion Price.

“2010 Required Waterfall Return” shall mean the aggregate amount then outstanding under the 2010 Notes including any accrued but unpaid interest thereon being converted multiplied by 3.0.

“2010 Notes Waterfall Conversion Shares” shall mean the lesser of the 2010 Notes Base Waterfall Conversion Shares and the 2010 Notes Maximum Waterfall Conversion Shares.

“2011 Notes Applicable Notional Conversion Price” shall mean the lower of (i) the Base Notional Conversion Price divided by 3.0 and (ii) the Base Conversion Price.

“2011 Notes Applicable Waterfall Percentage” shall mean 80%.

“2011 Notes Base Waterfall Conversion Shares” shall mean a number of shares of Common Stock equal to the Implied Fully Diluted Waterfall Shares multiplied by the 2011 Notes Applicable Waterfall Percentage.

“2011 Notes Maximum Waterfall Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the 2011 Required Waterfall Return by (ii) (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the implied purchase price or liquidation value, as the case may be, per share of Common Stock in respect of such Repayment Event.

“2011 Notes Notional Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the Outstanding Amount being converted under the Senior Notes by (ii) the 2011 Notes Applicable Notional Conversion Price.

“2011 Notes Waterfall Conversion Shares” shall mean the lesser of the 2011 Notes Base Waterfall Conversion Shares and the 2011 Notes Maximum Waterfall Conversion Shares.

“2011 Required Waterfall Return” shall mean the aggregate amount then outstanding under the Senior Notes including any accrued but unpaid interest thereon multiplied by 3.0.

“Aggregate Senior Notes Notional Conversion Share Value” shall mean the product of (x) the Implied Notional Value Per Share multiplied (y) by the Aggregate Senior Notes Notional Conversion Shares.

“Aggregate Senior Notes Notional Conversion Shares” shall mean the 2010 Notes Notional Conversion Shares and the 2011 Notes Notional Conversion Shares.

“Aggregate Senior Notes Waterfall Conversion Share Value” shall mean the product of (x) the Implied Waterfall Value Per Share multiplied by (y) the Aggregate Senior Notes Waterfall Conversion Shares.

“Aggregate Senior Notes Waterfall Conversion Shares” shall mean the 2010 Notes Waterfall Conversion Shares and the 2011 Notes Waterfall Conversion Shares.

“Approved Benefits Shares” shall mean all shares of Common Stock (or options, warrants or securities exercisable for or convertible into shares of Common Stock) issued or issuable to officers, founders, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other compensatory stock arrangements adopted after the date hereof and approved by the Senior Eligible Securities Majority (as defined in the Charter) and designated by the Senior Eligible Securities Majority as “Approved Benefits Shares” for purposes of the conversion provisions of the Senior Notes.

“Approved Conversion Shares” shall mean all shares of Common Stock issuable upon conversion of any security approved by the Senior Eligible Securities Majority after the date hereof and designated by the

Senior Eligible Securities Majority as “Approved Conversion Shares” for the purposes of the conversion provisions of the Senior Notes.

“Base Conversion Price” shall mean the Conversion Price (as defined in, and as adjusted pursuant to, the Charter) of the Company’s Series C Preferred Stock; provided, however, if at any time there are no longer any shares of the Company’s Series C Preferred Stock outstanding, the Base Conversion Price shall thereafter be adjusted as if one (1) share of Series C Preferred Stock continued to be outstanding.

“Base Notional Conversion Price” shall mean the Pre-Money Valuation divided by the number of Other Common Shares.

“Charter” shall mean the Company’s Seventh Amended and Restated Certificate of Incorporation, as may be amended or amended and restated after the date hereof.

“Excluded Common Shares” shall mean (i) all shares of Common Stock issuable under the 2011 Notes, (ii) all shares of Common Stock issuable under the Senior Notes, (iii) all shares of Common Stock issuable under the 2009 Notes, (iv) all Approved Conversion Shares and (v) all Approved Benefits Shares.

“Implied Fully Diluted Waterfall Shares” shall mean a number of shares of Common Stock equal to the amount obtained by dividing the number of Other Common Shares then outstanding by the Other Common Shares Allocable Amount.

“Implied Notional Value Per Share” shall mean an amount equal to (i) the Pre-Money Valuation divided by (ii) the sum of (x) the Aggregate Senior Notes Notional Conversion Shares, (y) the 2009 Notes Notional Conversion Shares and (z) the Other Common Shares.

“Implied Waterfall Value Per Share” shall mean an amount equal to (i) the Pre-Money Valuation divided by (ii) the Implied Fully Diluted Waterfall Shares.

“Note Percentage” shall mean the Outstanding Amount divided by the aggregate amount then outstanding under the Senior Notes including any accrued but unpaid interest thereon.

“Other Common Shares” shall mean all outstanding shares of Common Stock and all shares of Common Stock issuable upon the exercise or conversion of any options, warrants, preferred stock, convertible notes or other convertible or exchangeable securities, other than, in each case, Excluded Common Shares.

“Other Common Shares Allocable Amount” shall mean 0.008.

“Pre-Money Valuation” shall mean the monetary valuation of the Company immediately prior to the conversion of the Outstanding Amount being converted hereunder implied by (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the purchase price or liquidation value, as the case may be, in respect of the Company in connection with such Repayment Event.”

(f) Section 1(b) of the Senior Subordinated Notes shall be amended and restated in its entirety to read as follows:

“(b) In Connection With a Drag-Along Event. Subject to Sections 1(c) and 1(d) below, in the event of any transaction (including, without limitation, any change of control transaction, joint venture, partnership, liquidation or Repayment Event (as defined herein)) approved by the Senior Eligible Securities Majority (as defined in the Charter), the Senior Majority shall have the right, but not the obligation, to elect to convert all or any portion of the amount then outstanding under this Senior Note including any accrued but unpaid Interest (the “Outstanding Amount”) (and a corresponding portion of the Outstanding Amounts under all other Senior Notes) into the number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), that is equal to the 2010 Notes Conversion Shares multiplied by the Note Percentage.”

(g) Section 1(c) of the Senior Subordinated Notes shall be amended and restated in its entirety to read as follows:

“(c) In Connection With an Equity Financing. In the event that the Company consummates any financing pursuant to which the Company or any affiliate thereof issues equity securities, including without limitation, any security convertible or exchangeable into equity securities of the Company, which shall exclude for this purpose (i) any equity securities (and any security convertible or exchangeable into equity securities) of the Company issued upon conversion of the 2009 Notes, the 2011 Notes or the Senior Notes or upon exercise or conversion of any warrants issued in connection with the 2009 Notes, the 2011 Notes or the Senior Notes and (ii) any equity securities issued or issuable to officers, founders, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other compensatory stock arrangements existing as of January 10, 2011 or as otherwise approved by the Board of Directors of the Company (the “New Securities”) prior to the Maturity Date, the Senior Majority shall have the right, but not the obligation, to elect to convert all or any portion of the Outstanding Amount under this Senior Note (and a corresponding portion of the Outstanding Amounts under all other Senior Notes) into the number of New Securities that is equal to (A) the Outstanding Amount being converted under this Senior Note (and the corresponding Outstanding Amounts being converted under all other Senior Notes) divided by (B) the lesser of (1) the Base Conversion Price as of the date of such conversion and (2) one-third of the price per New Security at which the New Security is sold to investors in the financing (the “Equity Financing Conversion Price”).”

(h) Section 1(d) of the Senior Subordinated Notes shall be amended and restated in its entirety to read as follows:

“(d) In Connection With an Initial Public Offering. In the event that the Company consummates an initial public offering of its Common Stock (the “IPO”) prior to the Maturity Date, the Outstanding Amount under this Senior Note shall automatically convert into an amount of shares of Common Stock equal to the 2010 Notes Conversion Shares multiplied by the Note Percentage. An example of the calculation of the 2010 Notes Conversion Shares, provided for illustrative purposes only, is attached to the 2011 Notes as Annex A.”

(i) Section 2(a) of the Senior Subordinated Notes shall be amended and restated in its entirety to read as follows:

“2.	Repayment.

(a) Upon a Change of Control or Liquidation. In the event of (a) any liquidation, dissolution or winding up of the affairs of the Company, (b) any consolidation, merger or other business combination of the Company (other than a consolidation, merger, or combination in which the stockholders of the Company immediately prior to the transaction possess more than fifty percent (50%) of the voting securities of the surviving or resulting entity immediately after the transaction), (c) any sale or disposition of a majority of the Company’s equity interests (calculated on an as-converted basis) to any person or entity who is not an equityholder of the Company as of the date hereof, (d) any sale, license or disposition of all or substantially all of the assets of the Company, (e) any Public Company Merger or (f) any other event in which the Series B and Series C Liquidation Preference (as defined in the Charter) would be payable to the holders of Series B Preferred Stock of the Company and Series C Preferred Stock of the Company (each a “Repayment Event”), upon the written election of the Senior Majority delivered to the Company the Holder shall automatically be entitled to receive, in full satisfaction of the Company’s repayment obligations under this Senior Note, the greater of (i) the sum of (y) three and one-half times (3.5x) the Principal Amount plus (z) any then accrued but unpaid Interest and (ii) the amount that the Holder would be entitled to receive if the Outstanding Amount converted into an amount of Common Stock equal to the 2010 Notes Conversion Shares multiplied by the Note Percentage. It is understood and agreed that the Holder’s rights under this Section 2(a) shall survive any Repayment Event as to which the Senior Majority does not elect to exercise its right to repayment pursuant to this Section 2(a), with such changes to the defined term “Company” as are necessary to reflect structural changes resulting from such Repayment Event. In connection with any Repayment Event that is a Public Company Merger, the Holder may elect to receive any of the payments contemplated by this Section 2(a) either in (A) cash, (B) securities issued by the surviving entity in connection with such Public Company Merger (which securities issued by the surviving entity shall be valued based on the price per such security (or value per such security) in such Public Company Merger) or any combination of the foregoing (A) and (B). “Public Company Merger” shall mean any merger of the Company with or into any other entity a result of which is that shares of common stock or equity securities of the surviving entity (or an affiliate thereof) received by the holders of securities of the Company pursuant to such merger are listed on the New York Stock Exchange or the Nasdaq Stock Market or other stock exchange or listing system, or trade on any electronic quotation system, “Pink Sheets”, “OTCBB” or any similar system.”

(j) “March 31, 2011” as used in Section 2(b) of the Senior Subordinated Notes shall be deleted and replaced with “June 30, 2012, provided that there are no 2011 Notes outstanding.”

(k) “Third Amended and Restated Stockholders Agreement, dated as of June 8, 2006, by and among the Stockholders (as defined therein) and the Company, as amended to date (as so amended, the “Stockholders Agreement”)” as used in Section 3 of the Senior Subordinated Notes shall be deleted and replaced with “Fourth Amended and Restated Securityholders Agreement, dated as of January 10, 2011, as may be amended or amended and restated from time to time after the date hereof (the “Stockholders Agreement”)”.

(l) The fifth paragraph of the Junior Notes (i.e., the paragraph immediately preceding Section 1) shall be deleted in its entirety.

(m) Section 1(a) of the Junior Notes shall be amended and restated in its entirety as follows:

“1.	Conversion

(a) Definitions. For purposes of this Note, the following terms shall have the definitions set forth below:

“2009 Notes” shall mean the Subordinated Convertible Promissory Notes issued by the Company pursuant to the Subordinated Convertible Promissory Notes Purchase Agreement, dated as of January 7, 2009.

“2009 Notes Applicable Notional Conversion Price” shall mean the lesser of (i) the Base Notional Conversion Price multiplied by 0.75 and (ii) the Base Conversion Price.

“2009 Notes Base Waterfall Conversion Shares” shall mean the number of shares of Common Stock equal to the Implied Fully Diluted Waterfall Shares less the sum of (i) the 2011 Notes Waterfall Conversion Shares, (ii) the 2010 Notes Waterfall Conversion Shares and (iii) the Other Common Shares.

“2009 Notes Conversion Shares” shall mean (i) (A) if any 2010 Notes or any 2011 Notes are outstanding immediately prior to such conversion and the Aggregate Senior Notes Waterfall Conversion Share Value equals or exceeds the Aggregate Senior Notes Notional Conversion Share Value or (B) if no 2010 Notes and no 2011 Notes are outstanding immediately prior to such conversion and the Aggregate 2009 Notes Waterfall Conversion Share Value equals or exceeds the Aggregate 2009 Notes Notional Conversion Share Value, the 2009 Notes Waterfall

Conversion Shares and (ii) (A) if any 2010 Notes or any 2011 Notes are outstanding prior to such conversion and the Aggregate Senior Notes Notional Share Conversion Value exceeds the Aggregate Senior Notes Waterfall Conversion Share Value or (B) if no 2010 Notes and no 2011 Notes are outstanding prior to such conversion and the Aggregate 2009 Notes Notional Share Conversion Value exceeds the Aggregate 2009 Notes Waterfall Conversion Share Value, the 2009 Notes Notional Conversion Shares.

“2009 Notes Maximum Waterfall Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the 2009 Required Waterfall Return by (ii) (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the implied purchase price or liquidation value, as the case may be, per share of Common Stock in respect of such Repayment Event.

“2009 Notes Notional Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the amount then outstanding under the 2009 Notes including any accrued but unpaid interest thereon being converted by (ii) the 2009 Notes Applicable Notional Conversion Price.

“2009 Required Waterfall Return” shall mean the aggregate amount then outstanding under the 2009 Notes including any accrued but unpaid interest thereon being converted divided by 0.75.

“2009 Notes Waterfall Conversion Shares” shall mean the lesser of the 2009 Notes Base Waterfall Conversion Shares and the 2009 Notes Maximum Waterfall Conversion Shares.

“2010 Notes” shall mean the Senior Subordinated Convertible Demand Promissory Notes issued by the Company pursuant to the Senior Subordinated Convertible Demand Promissory Notes Purchase Agreement dated as of May 28, 2010.

“2010 Notes Applicable Notional Conversion Price” shall mean the lesser of (i) the Base Notional Conversion Price divided by 3.0 and (ii) the Base Conversion Price.

“2010 Notes Applicable Waterfall Percentage” shall mean 96%.

“2010 Notes Base Waterfall Conversion Shares” shall mean the number of shares of Common Stock equal to (a) (i) the Implied Fully Diluted Waterfall Shares multiplied by (ii) the 2010 Notes Applicable Waterfall Percentage minus (b) the 2011 Notes Waterfall Conversion Shares.

“2010 Notes Conversion Shares” shall mean (i) if the Aggregate Senior Notes Waterfall Conversion Share Value equals or exceeds the Aggregate Senior Notes Notional Conversion Share Value, the 2010 Notes Waterfall Conversion Shares and (ii) if the Aggregate Senior Notes Notional Share Conversion Value exceeds the Aggregate Senior Notes Waterfall Conversion Share Value, the 2010 Notes Notional Conversion Shares.

“2010 Notes Maximum Waterfall Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the 2010 Required Waterfall Return by (ii) (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the implied purchase price or liquidation value, as the case may be, per share of Common Stock in respect of such Repayment Event.

“2010 Notes Notional Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the amount then outstanding under the 2010 Notes including any accrued but unpaid interest thereon being converted by (ii) the 2010 Notes Applicable Notional Conversion Price.

“2010 Required Waterfall Return” shall mean the aggregate amount then outstanding under the 2010 Notes including any accrued but unpaid interest thereon being converted multiplied by 3.0.

“2010 Notes Waterfall Conversion Shares” shall mean the lesser of the 2010 Notes Base Waterfall Conversion Shares and the 2010 Notes Maximum Waterfall Conversion Shares.

“2011 Notes Applicable Notional Conversion Price” shall mean the lower of (i) the Base Notional Conversion Price divided by 3.0 and (ii) the Base Conversion Price.

“2011 Notes Applicable Waterfall Percentage” shall mean 80%.

“2011 Notes Base Waterfall Conversion Shares” shall mean a number of shares of Common Stock equal to the Implied Fully Diluted Waterfall Shares multiplied by the 2011 Notes Applicable Waterfall Percentage.

“2011 Notes Maximum Waterfall Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the 2011 Required Waterfall Return by (ii) (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the implied purchase price or liquidation value, as the case may be, per share of Common Stock in respect of such Repayment Event.

“2011 Notes Notional Conversion Shares” shall mean the number of shares of Common Stock obtained by dividing (i) the Outstanding Amount being converted under the 2011 Notes by (ii) the 2011 Notes Applicable Notional Conversion Price.

“2011 Notes Waterfall Conversion Shares” shall mean the lesser of the 2011 Notes Base Waterfall Conversion Shares and the 2011 Notes Maximum Waterfall Conversion Shares.

“2011 Required Waterfall Return” shall mean the aggregate amount then outstanding under the 2011 Notes including any accrued but unpaid interest thereon multiplied by 3.0.

“Aggregate 2009 Notes Notional Conversion Share Value” shall mean the product of (x) the Implied Notional Value Per Share multiplied (y) by the 2009 Notes Notional Conversion Shares.

“Aggregate 2009 Notes Waterfall Conversion Share Value” shall mean the product of (x) the Implied Waterfall Value Per Share multiplied by (y) the 2009 Notes Waterfall Conversion Shares.

“Aggregate Senior Notes Notional Conversion Share Value” shall mean the product of (x) the Implied Notional Value Per Share multiplied (y) by the Aggregate Senior Notes Notional Conversion Shares.

“Aggregate Senior Notes Notional Conversion Shares” shall mean the 2010 Notes Notional Conversion Shares and the 2011 Notes Notional Conversion Shares.

“Aggregate Senior Notes Waterfall Conversion Share Value” shall mean the product of (x) the Implied Waterfall Value Per Share multiplied by (y) the Aggregate Senior Notes Waterfall Conversion Shares.

“Aggregate Senior Notes Waterfall Conversion Shares” shall mean the 2010 Notes Waterfall Conversion Shares and the 2011 Notes Waterfall Conversion Shares.

“Approved Benefits Shares” shall mean all shares of Common Stock (or options, warrants or securities exercisable for or convertible into shares of Common Stock) issued or issuable to officers, founders, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other compensatory stock arrangements adopted after the date hereof and approved by the Senior Eligible Securities Majority (as defined in the Charter) and designated by the

Senior Eligible Securities Majority as “Approved Benefits Shares” for purposes of the conversion provisions of the Notes.

“Approved Conversion Shares” shall mean all shares of Common Stock issuable upon conversion of any security approved by the Senior Eligible Securities Majority after the date hereof and designated by the Senior Eligible Securities Majority as “Approved Conversion Shares” for the purposes of the conversion provisions of the Notes.

“Base Conversion Price” shall mean the Conversion Price (as defined in, and as adjusted pursuant to, the Charter) of the Company’s Series C Preferred Stock; provided, however, if at any time there are no longer any shares of the Company’s Series C Preferred Stock outstanding, the Base Conversion Price shall thereafter be adjusted as if one (1) share of Series C Preferred Stock continued to be outstanding.

“Base Notional Conversion Price” shall mean the Pre-Money Valuation divided by the number of Other Common Shares.

“Charter” shall mean the Company’s Seventh Amended and Restated Certificate of Incorporation, as may be amended or amended and restated after the date hereof.

“Excluded Common Shares” shall mean (i) all shares of Common Stock issuable under the 2011 Notes, (ii) all shares of Common Stock issuable under the 2010 Notes, (iii) all shares of Common Stock issuable under the Notes, (iv) all Approved Conversion Shares and (v) all Approved Benefits Shares.

“Implied Fully Diluted Waterfall Shares” shall mean a number of shares of Common Stock equal to the amount obtained by dividing the number of Other Common Shares then outstanding by the Other Common Shares Allocable Amount.

“Implied Notional Value Per Share” shall mean an amount equal to (i) the Pre-Money Valuation divided by (ii) the sum of (x) the Aggregate Senior Notes Notional Conversion Shares, (y) the 2009 Notes Notional Conversion Shares and (z) the Other Common Shares.

“Implied Waterfall Value Per Share” shall mean an amount equal to (i) the Pre-Money Valuation divided by (ii) the Implied Fully Diluted Waterfall Shares.

“Note Percentage” shall mean the Outstanding Amount divided by the aggregate amount then outstanding under the Notes including any accrued but unpaid interest thereon.

“Other Common Shares” shall mean all outstanding shares of Common Stock and all shares of Common Stock issuable upon the exercise or conversion of any options, warrants, preferred stock, convertible notes or other convertible or exchangeable securities, other than, in each case, Excluded Common Shares.

“Other Common Shares Allocable Amount” shall mean 0.008.

“Pre-Money Valuation” shall mean the monetary valuation of the Company immediately prior to the conversion of the Outstanding Amount being converted hereunder implied by (x) if such calculation is being made in respect of conversion in connection with an IPO, the price per share of Common Stock issued in the IPO, before any underwriting discount or (y) if such calculation is being made in connection with a Repayment Event, the purchase price or liquidation value, as the case may be, in respect of the Company in connection with such Repayment Event.”

(n) Section 1(b) of the Junior Notes shall be amended and restated in its entirety as follows:

“(b) Qualified Financing. In the event that the Company consummates an equity financing (except for a financing solely in connection with a business development transaction with a strategic partner or a disposition, transfer or license of the Company’s products or rights) prior to the Maturity Date, in which (i) the Company issues securities that are senior to or pari passu with the Series C Preferred Stock of the Company (the “New Qualified Securities”) and (ii) the aggregate proceeds to the Company (excluding any amounts converted pursuant to this Note or any other Note) equal or exceed $30,000,000 (a “Qualified Financing”), at the option of the Majority Noteholders, the Outstanding Amount shall convert into the number of New Qualified Securities that is equal to (A) the Outstanding Amount divided by (B) the lesser of (1) Base Conversion Price as of the date of such conversion and (2) ninety percent (90%) of the price per New Qualified Security at which the New Qualified Security is sold to investors in the Qualified Financing.”

(o) Section 1(d) of the Junior Notes shall be amended and restated in its entirety as follows:

“(d) Initial Public Offering. In the event that the Company consummates an initial public offering of its Common Stock prior to the Maturity Date (the “IPO”), the Outstanding Amount under this Note shall automatically convert into an amount of shares of Common Stock equal to the 2009 Notes Conversion Shares multiplied by the Note Percentage. An example of the calculation of the 2009 Notes Conversion Shares, provided for illustrative purposes only, is attached to the 2011 Notes as Annex A.”

(p) Section 2(a) of the Junior Notes shall be amended and restated in its entirety as follows:

“2.	Repayment.

(a) Upon a Change of Control or Liquidation. In the event of (a) any liquidation, dissolution or winding up of the affairs of the Company, (b) any consolidation, merger or other business combination of the Company (other than a consolidation, merger, or combination in which the stockholders of the Corporation immediately prior to the transaction possess more than fifty percent (50%) of the voting securities of the surviving or resulting entity immediately after the transaction), (c) any sale or disposition of a majority of the Company’s equity interests (calculated on an as-converted basis) to any person or entity who is not an equityholder of the Company as of the date hereof, (d) any sale, license or disposition of all or substantially all of the assets of the Company or (e) any other event in which the Series B and Series C Liquidation Preference (as defined in the Charter) would be payable to the holders of Series B Preferred Stock of the Company and Series C Preferred Stock of the Company (each a “Repayment Event”), the Holder shall automatically be entitled to receive, in full satisfaction of the Company’s repayment obligations under this Note, the greater of (i) the sum of (y) one and three-quarter times (1.75X) the Principal Amount plus (z) any then accrued but unpaid Interest and (ii) the amount that the Holder would be entitled to receive if the Outstanding Amount converted into an amount of Common Stock equal to the 2009 Notes Conversion Shares multiplied by the Note Percentage.”

(q) Section 2(b) of the Junior Notes shall be amended and restated in its entirety as follows:

“(b) At Majority Noteholders’ Election. In the event that (i) the Majority Noteholders provide written notice to the Company any time after June 30, 2012 requiring that the Company repay the Notes, and (ii) there are no 2011 Notes or 2010 Notes outstanding, the Company shall promptly (and in any event within ten (10) business days of receipt of such notice) repay the Outstanding Amount under this Note and the corresponding Outstanding Amounts under all other Notes. All such repayments shall be made pro rata among the Notes based on the amounts then outstanding under each such Note.”

(r) “Third Amended and Restated Stockholders Agreement, dated as of June 8, 2006, by and among the Stockholders (as defined therein) and the Company (as amended, the “Stockholders Agreement”)” as used in Section 3 of the Junior Notes shall be deleted and replaced with “Fourth Amended and Restated Securityholders Agreement, dated as of January 10, 2011, as may be amended or amended and restated from time to time after the date hereof (the “Stockholders Agreement”)”.

(s) The Company and the Purchasers representing the Junior Majority (in such capacity and on behalf of all holders of Junior Notes) and the Senior Subordinated Majority (in

such capacity and on behalf of all holders of Senior Subordinated Notes) hereby acknowledge the amendments to the Junior Notes and Senior Subordinated Notes set forth herein and shall take, and cause to be taken, all such further actions as may be reasonably requested to evidence or effectuate such amendments.

Section 1.06. Amendment of Junior Note Purchase Agreement; Existing Notes.

(a) The Junior Note Purchase Agreement is hereby amended as follows:

(i)	Article VI of the Junior Note Purchase Agreement is amended hereby by amending and restating Section 6.13 in its entirety to read as follows:

“Section 6.13. Certain Definitions. For purposes of this Agreement:

(a) “Applicable Period” means any time after the date hereof during which (i) no Senior Eligible Securities and (ii) no Approved Securities are outstanding;

(b) “Approved Securities” means any securities of the Company approved by the Senior Eligible Securities Majority after the date hereof and designated to be “Approved Securities” for purposes of this Agreement;

(c) “Senior Eligible Securities” shall have the meaning set forth in the Charter; and

(d) “Senior Eligible Securities Majority” shall have the meaning set forth in the Charter.

(b) The Company and the Purchasers representing the Junior Majority (in such capacity and on behalf of the Junior Noteholders) hereby acknowledge the foregoing amendments to the Junior Note Purchase Agreement and shall take, and cause to be taken, all such further actions as may be reasonably requested to evidence or effectuate such amendments, including the surrender of the Junior Notes for replacement with an identical note reflecting the foregoing amendments.

(c) Each holder of Junior Notes will cause to be clearly, conspicuously and prominently inserted on the face of the Junior Notes, as well as any renewals or replacements thereof, the following legend:

“This instrument and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Senior Convertible Demand Promissory Note Purchase Agreement dated as of January 10, 2011, by and among the Company and the Purchasers named therein, to certain indebtedness, rights, and obligations of the Company to such Purchasers as described in such agreement and that certain Senior Subordinated Convertible Demand Promissory Note Purchase Agreement dated as of May 28, 2010 (together, the “Senior Note Purchase Agreements”), by and among the Company and the Purchasers named therein, to certain indebtedness, rights, and obligations of the Company to such Purchasers as described in the Senior Note Purchase Agreements; and each holder and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Senior Note Purchase Agreements.”

(d) Each holder of Senior Subordinated Notes will cause to be clearly, conspicuously and prominently inserted on the face of the Senior Subordinated Notes, as well as any renewals or replacements thereof, the following legend:

“This instrument and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Senior Convertible Demand Promissory Note Purchase Agreement dated as of January 10, 2011, by and among the Company and the Purchasers named therein (the “Senior Note Purchase Agreement”), by and among the Company and the Purchasers named therein, to certain indebtedness, rights, and obligations of the Company to such Purchasers as described in the Senior Note Purchase Agreement; and each holder and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Senior Note Purchase Agreement.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that, except as set forth on a Disclosure Schedule attached hereto as Schedule 2, which exceptions shall be deemed to be representations and warranties as if made hereunder:

Section 2.01. Organization, Corporate Power and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to (a) own and hold its properties and to carry on its business as now conducted and as currently proposed to be conducted, (b) execute, deliver and perform its obligations under this Agreement, the Senior Notes, the Warrants and any other agreements contemplated hereby or thereby to which the Company is a party (collectively, the “Transaction Documents”) and (c) issue, sell and deliver the Senior Notes and the Warrants and to issue and deliver the shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issuable upon conversion of the Senior Notes or exercise of the Warrants (collectively, the “Conversion Shares”). The Company is duly qualified to transact business and is in good standing in the State of Connecticut and in each other jurisdiction in which the failure to so qualify would have a material adverse effect on its business, projects, assets or condition (financial or otherwise) (a “Material Adverse Effect”).

Section 2.02. Authorization of Agreements, etc.

(a) The execution and delivery by the Company of this Agreement and the other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Senior Notes and the Warrants and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not (i) violate any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, (ii) violate the Charter, or the By-laws of the Company, as amended (the “By-laws”) or (iii) violate any provision of any indenture, agreement or other instrument to which the Company is party or by which the Company is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b) The Conversion Shares have been duly reserved for issuance upon conversion of the Senior Notes and upon exercise of the Warrants, as applicable, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except for restrictions contemplated by this Agreement, the Stockholders Agreement (as defined herein) and the Registration Rights Agreement (as defined herein). Neither the issuance, sale or delivery of the Senior Notes or the Warrants nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been effectively waived.

Section 2.03. Validity. This Agreement has been duly executed and delivered by the Company and each of this Agreement and the other Transaction Documents constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Section 2.04. Authorized Capital Stock; Subsidiaries.

(a) The authorized capital stock of the Company as of the First Closing consists of 650,000,000 shares of Common Stock and 478,329,525 shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”); 3,635,482 shares of Preferred Stock have been designated Series A-1 Convertible Preferred Stock, par value $0.001 per share, 8,482,793 shares of Preferred Stock have been designated as Series A-1(A) Convertible Preferred Stock, par value $0.001 per share, 3,887,804 shares of Preferred Stock have been designated Series A-L Convertible Preferred Stock, par value $0.001 per share, 70,230,451 shares of Preferred Stock have been designated Series B Convertible Preferred Stock, par value $0.001 per share, 32,370,940 shares of Preferred Stock have been designated Series B-1 Convertible Preferred Stock, par value $0.001 per share, 53,694,223 shares of Preferred Stock have been designated Series C Convertible Preferred Stock, par value $0.001 per share and 28,467,676 shares of Preferred Stock have been designated as Series C-1 Convertible Preferred Stock, par value $0.001 per share. Immediately prior to the First Closing, 10,247,529 shares of Common Stock will be validly issued and outstanding, 3,635,482 shares of Series A-1 Convertible

Preferred Stock will be validly issued and outstanding, 8,482,793 shares of Series A-1(A) Convertible Preferred Stock will be validly issued and outstanding, 3,887,804 shares of Series A-L Convertible Preferred Stock will be validly issued and outstanding, 70,230,451 shares of Series B Convertible Preferred Stock will be validly issued and outstanding, 32,370,940 shares of Series B-1 Convertible Preferred Stock will be validly issued and outstanding and 52,724,761 shares of Series C Convertible Preferred Stock will be validly issued and outstanding and 28,467,676 shares of Series C-1 Convertible Preferred Stock will be validly issued and outstanding. As of the First Closing, there are 42,845,262 shares of Common Stock reserved for issuance to officers, founders, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the “Plans”). The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws or pursuant to valid exemptions therefrom. The outstanding shares of Common Stock, Series A-1 Convertible Preferred Stock, Series A-1(A) Convertible Preferred Stock, Series A-L Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series C-1 Convertible Preferred Stock are owned by the stockholders of the Company in the respective amounts specified in Schedule 2 hereto. Except for the sale of the Senior Notes and the Warrants contemplated by this Agreement, and the outstanding notes, warrants and options set forth on Schedule 2, no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or otherwise acquire from the Company (or, to the best knowledge of the Company, from any other person or entity) any equity securities of the Company is outstanding and there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities, any evidence of indebtedness or any assets. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities, or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(b) As of the date hereof, the Company does not own or control, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association or other entity.

Section 2.05. Litigation; Compliance with Law. There is no: (a) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or, to the best knowledge of the Company, any officer of the Company relating to his or her employment by the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (b) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (c) governmental inquiry pending or, to the best knowledge of the Company, threatened against the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any governmental license or permit), which, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and, to the best knowledge of the Company, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others.

Section 2.06. Proprietary Information of Third Parties. To the best knowledge of the Company, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has: (a) violated or may be violating any of the terms or conditions of an employment, non-competition or nondisclosure agreement between such employee or affiliate and such third party; (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best knowledge of the Company, no person employed by or retained as a consultant by the Company has utilized or proposes to utilize any trade secret or any information or documentation proprietary to any third party, and to the best knowledge of the Company, no person employed by or retained as a consultant by the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale by the Company of any product or proposed product or the development or sale by the Company of any service or proposed service of the Company, and the Company has no reason to believe there will be any such utilization or violation.

Section 2.07. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for (a) the valid execution, delivery and performance by the Company of this Agreement, (b) the issuance, sale and delivery of the Senior Notes or the Warrants or (c) upon conversion of the Senior Notes or the exercise of the Warrants, the issuance and delivery of the Conversion Shares (other than filings that may be required pursuant to federal and state securities laws in connection with the sale of the Senior Notes, the Warrants or the Conversion Shares), the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 2.08. Offering of the Senior Notes and Warrants. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Senior Notes or the Warrants or any security of the Company similar to the Senior Notes or the Warrants has solicited any offer to buy the Senior Notes or the Warrants or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the issuance of the Senior Notes or the Warrants under the Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder), in any case so as to subject the offering, issuance or sale of the Senior Notes or the Warrants to the registration provisions of the Act.

Section 2.09. Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent pursuant to which the Company or the Purchasers shall be obligated to make any payment to any such broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

Section 2.10. Taxes. The Company has filed all tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due. The Company does not have any knowledge of any material additional assessments or any basis therefor. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities.

Section 2.11. Intellectual Property.

(a) The Company owns, free and clear of all liens, or has the valid right to use all Intellectual Property used by it in its business as currently conducted and as proposed to be conducted. Except as set forth on Schedule 2 hereto, no other person or entity (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Company’s Intellectual Property in the ordinary course of the Company’s business) has any rights to any of the Intellectual Property owned or used by the Company, and, to the best knowledge of the Company, other than as set forth on Schedule 2, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns. For purposes of this Agreement, “Intellectual Property” means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software (in both source code and object code form), data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and (vi) other proprietary rights relating to any of the foregoing.

(b) To the knowledge of the Company, none of the activities or businesses conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of), and the Company does not have any knowledge, except as set forth on Schedule 2 hereto, that any of the activities or businesses currently proposed to be conducted by the Company will infringe, violate or constitute a misappropriation of, any Intellectual Property of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the best knowledge of the Company, there is no basis for any such complaint, claim or notice.

(c) Schedule 2 hereto identifies each (i) patent that has been issued or assigned to the Company with respect to any of its Intellectual Property, (ii) pending patent application that the Company has made with respect to any of its Intellectual Property, (iii) any copyright or trademark registration or application with respect to the Company’s Intellectual Property, and (iv) license or other agreements pursuant to which the Company has granted any material rights to any third party with respect to any of its Intellectual Property.

(d) Schedule 2 hereto identifies each agreement with a third party pursuant to which the Company obtains rights to Intellectual Property material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company. Except as set forth on Schedule 2, other than license fees for software that is generally commercially available, the Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

(e) The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the best knowledge of the Company, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, stockholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company’s Intellectual Property.

(f) Except as set forth on Schedule 2 hereto, all of the Company’s Intellectual Property has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such Intellectual Property to the Company. Except as set forth on Schedule 2 hereto, no portion of the Company’s Intellectual Property was jointly developed with any third party.

Section 2.12. Material Contracts and Obligations.

(a) Except for agreements explicitly contemplated hereby and as set forth on Schedule 2, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) Except as set forth on Schedule 2, there are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services or (ii) indemnification by the Company with respect to infringements of proprietary rights.

(c) Except as set forth on Schedule 2, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

(d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Charter or By-laws, that adversely affects its business as now conducted.

(e) Schedule 2 sets forth all agreements or arrangements to which the Company is a party that involve (i) payment from or receipt by the Company of $100,000 or more per annum, or (ii) license to or from the Company of any Intellectual Property. All such agreements or arrangements are in full force and effect and neither the Company nor, to the best knowledge of the Company, any other party thereto is in breach of such agreements or arrangements.

Section 2.13. Agreements with Employees. Except as set forth on Schedule 2, each employee, consultant and officer of the Company has entered into a non-competition, proprietary information and inventions agreement substantially in the form attached hereto as Exhibit C. Each person who is employed by the Company at a level of vice president or higher who has exercised option(s) to purchase or has otherwise acquired capital stock in the Company since January 1, 2005 has executed a counterpart signature page to the Third Amended and Restated Stockholders Agreement, dated as of June 8, 2006, by and among the Company and the Stockholders (as defined therein) as amended (the “Stockholders Agreement”) and each person who has received options to purchase capital stock in the Company (except to the extent otherwise determined by the Board) has executed a stock option agreement containing a right of first refusal in favor of the Company or a counterpart signature page to the Stockholders Agreement.

Section 2.14. Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company is not in default under any of such franchises, permits, licenses, or other similar authority.

Section 2.15. Material Liabilities. Except as reflected in the Financial Statements (as defined in Section 2.18 below), the Company has no material liability or obligation, absolute or contingent (known or unknown) except (i) obligations and liabilities incurred after the Statement Date (as defined herein) incurred in the Company’s ordinary course of business that are not material, individually or in the aggregate, to the Company and (ii) obligations under agreements or arrangements made in the Company’s ordinary course of the business but solely to the extent set forth on Schedule 2 pursuant to Section 2.12.

Section 2.16. Registration Rights. Except as provided in the Third Amended and Restated Registration Rights Agreement, dated as of June 8, 2006, by and among the Company and the Purchasers (as defined therein) as amended (the “Registration Rights Agreement”), the Company has not granted or agreed to grant any registration rights to any person or entity.

Section 2.17. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the Company’s ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. Each material lease or agreement to which the Company is a party which is a lease of real or personal property is a valid and existing agreement and the Company is not in default of any material term thereof. With respect to the property and assets it leases, to the best knowledge of the Company, the Company holds a valid leasehold interest free of any liens, claims or encumbrances.

Section 2.18. Financial Statements; Liabilities. The audited financial statements of the Company dated as of December 31, 2009 (the “Statement Date”) and the unaudited financial statements of the Company dated as of November 30, 2010, each attached as Schedule 3 (the “Financial Statements”), (i) comply with the books and records of the Company, which have been maintained in accordance with good business practice, (ii) have been prepared in conformity with U.S. generally accepted accounting principles and (iii) fairly present the financial position of the Company as of the date thereof and the results of operations, changes in financial positions or cash flows, as the case may be, for the period presented therein.

(a) The Company has no contingent obligations, liability for taxes or other outstanding obligations which, individually or the aggregate, are material to the Company, except as disclosed in the Financial Statements.

(b) The Approved Budget has been prepared based upon good faith estimates and assumptions that were reasonable at the time made, at the time of the delivery of such Approved Budget and as of the date of each making of this representation (it being understood and agreed that such Budget shall not be viewed as fact and that actual results during the periods covered thereby may differ from such projected results and such differences may be material).

Section 2.19. Changes in Condition. Since the Statement Date, (a) the Company has not incurred any material tax liability, (b) there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key employee, (c) there has been no labor dispute involving the Company or any of its respective employees and, to the best knowledge of the Company, none is pending or threatened, (d) there has been no waiver by the Company of a valuable right or of a debt owing to the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (e) there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the Company’s ordinary course of business and (f) there has been no event that would constitute a Material Adverse Effect.

Section 2.20. Insurance. The Company has in effect insurance covering risks associated with its business in such amounts as are customary in its industry for entities of comparable size. The Company is not aware of any pending or threatened claims against the Company for personal injuries or property damages. The Company currently has directors’ and officers’ liability insurance with a minimum coverage amount of $3,000,000 per occurrence.

Section 2.21. Employee Relations and Compensation Plans. The Company believes its relations with its employees are satisfactory. The Company’s employees are not represented by any labor unions nor, to the best knowledge of the Company, is any union organization campaign in progress. The Company does not have any present intention to terminate the employment of any of its employees. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement plans or agreements, or other employee compensation agreements.

Section 2.22. Transactions with Affiliates. Except for regular salary payments and fringe benefits under an individual’s compensation package with the Company, no officer, director, or spouse, parent, sibling or child of any such person, or any other employee has any agreement, understanding, proposed transaction or is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the knowledge of the Company, no officer, director or spouse, parent, sibling or child of any such person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that any such person may own stock in publicly traded companies that may compete with the Company. To the knowledge of the Company, no spouse, parent, sibling or child of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

Section 2.23. Environmental and Safety Laws. The Company, to the best knowledge of the Company, is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, based on the Company’s business as currently conducted, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 2.24. Section 83(b) Elections. To the best knowledge of the Company, all individuals who have purchased shares of the Company’s Common Stock subject at the time of purchase to a substantial risk of forfeiture have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended, and any analogous provisions of applicable state tax laws.

Section 2.25. Full Disclosure. This Agreement and all other documents delivered by the Company to the Purchasers or their attorneys or agents in connection with the transactions contemplated therein or herein, when read together and considering the sophistication of the Purchasers and their advisors, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading, except that with respect to projections contained in any such material, the Company represents only that such projections were prepared in good faith and the Company believes that there is a reasonable basis for such projections. The Company does not warrant that it will achieve such projections or predictions. The Company has provided each Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Senior Notes and the Warrants. The Company is not aware of any fact which has not been disclosed to the Purchasers which would have a Material Adverse Effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Section 3.01. Each Purchaser, severally and not jointly, represents and warrants to the Company, with respect only to itself, that:

(a) such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act;

(b) such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof;

(c) such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business, its financial affairs and its personnel and the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser’s satisfaction all inquiries made by such Purchaser;

(d) the Senior Notes and the Warrants being purchased by such Purchaser (and any Conversion Shares being issued upon conversion thereof) are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(e) such Purchaser understands that: (i) the Senior Notes and the Warrants and the Conversion Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Act; (ii) the Senior Notes and the Warrants and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from such registration; (iii) the Senior Notes and the Warrants and the Conversion Shares may bear a legend to such effect; and (iv) the Company will make a notation on its transfer books to such effect;

(f) such Purchaser has no present need for liquidity in connection with its purchase of the Senior Notes and the Warrants;

(g) the purchase of the Senior Notes and the Warrants is consistent with the general investment objectives of such Purchaser, and such Purchaser understands that the purchase of the Senior Notes and the Warrants involves a high degree of risk, and there may never be an established market for the Company’s capital stock;

(h) such Purchaser represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public and such Purchaser acknowledges that such information is not currently available and the Company has no present intention of making such information available to the public;

(i) such Purchaser, if it is not a natural person, is duly organized, validly existing and in good standing with the laws of its jurisdiction and has all requisite power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby;

(j) this Agreement and each of the other Transaction Documents to which such Purchaser is a party and all other documents and instruments executed by such Purchaser pursuant hereto, have each been duly executed and delivered by such Purchaser and each is a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms; and

(k) all consents, approvals or authorizations of any person or entity, and all qualifications, designations, declarations or filings with any governmental entity, on the part of such Purchaser required as a condition precedent to the valid execution and delivery of this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall have been obtained.

ARTICLE IV

COMPANY’S COVENANTS

Section 4.01. Use of Proceeds. The Company shall use the net proceeds from the sale of the Senior Notes and the Warrants hereunder solely for the development and operation of the Company in accordance with the Approved Budget or as otherwise approved by each of the Board and the Senior Eligible Securities Majority.

Section 4.02. No Material Adverse Effect. At each Subsequent Closing, the Company shall deliver a certificate, executed by an officer of the Company, stating that the Company’s representations and warranties set forth in Article II of this Agreement are true and correct in all material respects; provided, however, that the Company may deliver to the Purchasers updates to the original Schedule 2 not less than five business days prior to the contemplated Subsequent Closing and such updates shall be deemed to modify Schedule 2 for purposes of the certificate delivered pursuant to this Section 4.02 at such Subsequent Closing.

Section 4.03. No Additional Indebtedness. After the date hereof, without the prior written consent of the Senior Eligible Securities Majority, the Company will not, and will not permit any of its subsidiaries to, (i) directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any indebtedness (other than the indebtedness represented by the Senior Notes, the Existing Notes and trade payables incurred in the Company’s ordinary course of business), or (ii) suffer to exist any additional lien or security interest of any of its assets.

Section 4.04. Corporate Actions. After the date hereof, the Company will not, and will not permit any of its subsidiaries to, take any of the following actions without the prior written consent of the Senior Eligible Securities Majority:

(a) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of the Company’s equity securities; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or any other equity securities of the Company (i) from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at or below cost upon the occurrence of certain events, such as the termination of employment or (ii) pursuant to agreements or obligations of the Company existing or outstanding on the date hereof;

(b) declare or pay any dividend or other distribution with respect to the Common Stock or any other equity securities of the Company;

(c) reclassify any class or series of the Company’s capital stock;

(d) effect any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all the assets of the Company;

(e) effect any liquidation, dissolution or winding up of the Company, any recapitalization, consolidation or merger to which the Company is a constituent party, any acquisition of (directly or through subsidiaries) any entity;

(f) effect any transaction or series of related transactions which results in the members of the Board immediately prior to such transaction or series of transactions holding less than a majority of the seats on the Board immediately after such transaction or series of transactions;

(g) enter into any partnering or licensing transaction involving material assets of the Company;

(h) effect any acquisition by the Company of any business or assets, whether by merger or consolidation or by acquisition of assets, involving the payment by the Company of an amount in excess of $1,000,000;

(i) effect any transaction between the Company and any affiliate of the Company;

(j) prepay all or any portion of the Senior Notes;

(k) amend or amend and restate the Charter; or

(l) except as contemplated by the Stockholders Agreement, change the number of directors on the Board or change the composition of the Board.

Section 4.05. Issuance of New Securities or Debt. Except for the issuance of the Senior Notes and the Warrants pursuant to this Agreement, after the date hereof, the Company will not, and will not permit any of its subsidiaries, to take any of the following actions without the prior written consent of the Senior Eligible Securities Majority:

(a) (i) create or issue any equity security or any security that is convertible into or exchangeable for any equity security or (ii) create or issue a security ranking senior to or pari passu with, or convertible into a security ranking senior to or pari passu with, the Senior Notes, including the issuance of subordinated debt; or

(b) amend, alter, change or modify (or propose to amend, alter, change or modify) the terms and conditions of the Senior Notes or the Warrants.

Section 4.06. Amendment of Stockholders Agreement. Concurrently with the execution of this Agreement, the Stockholders Agreement shall be amended and restated in the form attached hereto as Exhibit D.

Section 4.07. Reserve for Conversion of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Senior Notes and the exercise of the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Senior Notes and exercise of the Warrants from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Senior Notes or the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Senior Notes and the exercise of the Warrants.

ARTICLE V

CONDITIONS TO CLOSING; TERMINATION

Section 5.01. Conditions to Obligations of the Purchasers. The obligations of the Purchasers to purchase Senior Notes and Warrants on any Closing under this Agreement are subject to the fulfillment, or the waiver in writing by the Senior Eligible Securities Majority, of the conditions set forth in this Section 5.01:

(a) Accuracy of Representations and Warranties. The Company shall deliver a certificate, executed by an officer of the Company, stating that (i) the Company’s representations and warranties set forth in Article II of this Agreement are true and correct in all respects on and as of the date of the Closing with the same effect as though such representation and warranty had been made on and as of that date and (ii) the aggregate Purchase Price on such Closing does not exceed by more than $500,000 the budgeted cash needs of the Company for the 90-day period beginning on such Closing in accordance with the Approved Budget (taking into account cash-on-hand on the date of such Closing). To the extent necessary to make the representation and warranty set forth in Section 2.18(c), the Company may deliver with such certificate a revised Approved Budget in form and substance satisfactory to the Senior Eligible

Securities Majority, such revised Approved Budget to constitute the “Approved Budget” upon delivery thereof.

(b) Minimum Proceeds to Company. On or prior to the First Closing, Purchasers shall deliver to the Escrow Agent the aggregate Purchase Price for all Senior Notes and Warrants contemplated to be issued hereunder.

(c) Delivery of the Approved Budget. On or prior to the First Closing, the Company shall deliver to the Purchasers a budget for the period beginning on or prior to the First Closing and ending on or after the 18-month anniversary thereof, on a monthly basis in form and substance satisfactory to the Senior Eligible Securities Majority (as the same may be amended pursuant to Section 5.01(a), the “Approved Budget”).

(d) Required Consents. On or prior to the First Closing, the Company shall have obtained any and all consents, approvals and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including, without limitation, (i) any consents or approvals required to be granted by the Board, (ii) any consents or approvals required to be granted by holders of the Preferred Stock, (iii) any consents or approvals required to be granted by holders of the Existing Notes and (iv) waivers of any and all participation rights or anti-dilution protection provisions held by or applicable to holders of the Preferred Stock, the Existing Notes or the Existing Warrants, each in a form satisfactory to the Senior Eligible Securities Majority.

Section 5.02. Termination. This Agreement shall automatically terminate and the transactions contemplated hereby shall be abandoned without any further action by any party hereto if the First Closing shall not have occurred on or prior to January 31, 2011. In the event of the termination of this Agreement, this Agreement will forthwith become void, and there will be no liability on the part of the Company or any Purchaser and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

Section 5.03. Cancellation of Remaining Subsequent Closings. At any time, upon the request or approval of the Senior Eligible Securities Majority, any Subsequent Closings that have not previously occurred shall automatically be cancelled, the obligations of the parties in respect thereof shall be terminated and be of no further force or effect and the Company and the Purchasers shall cause all funds remaining with the Escrow Agent in respect of such Subsequent Closings to be returned to the Purchasers pro rata in accordance with each Purchaser’s respective percentage of funds placed with the Escrow Agent in respect of such Subsequent Closings. In the event of the cancellation of any Subsequent Closing, there will be no liability on the part of the Company or any Purchaser with respect to such Subsequent Closing and all rights and obligations of any party with respect thereto will cease.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Expenses. The Company will pay its own expenses in connection with the transactions contemplated hereby, and the Company will reimburse the Purchasers for their reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of one or more law firms acting as special legal counsel for the Purchasers and other outside advisors and consultants utilized by the Purchasers) in connection with the transactions contemplated by this Agreement, including any amendments to the Agreement and enforcement of the Purchasers’ rights hereunder.

Section 6.02. Survival of Representations, Warranties and Covenants. All covenants, agreements, representations and warranties made herein or in any agreement, certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, the issuance, sale and delivery of the Senior Notes and the Warrants and the issuance and delivery of the Conversion Shares.

Section 6.03. Brokerage. The Company will indemnify and hold the Purchasers harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by the Company or any of its subsidiaries with any third party.

Section 6.04. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

Section 6.05. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be: (a) delivered in person; (b) mailed by certified or registered mail, return receipt requested; (c) sent by a recognized overnight courier service; or (d) sent by e-mail, facsimile or other means of electronic communication, for which evidence of delivery is automatically generated (provided that if notice is provided pursuant to this clause (d), such communication is followed promptly by a communication in the form provided under clauses (a), (b) or (c)), addressed as follows:

(a)	if to the Company, at

Rib-X Pharmaceuticals, Inc.

300 George Street, Suite 301

New Haven, CT 06511

Attention: Chief Executive Officer

Telephone: (203) 624-5606

Facsimile: (203) 624-5627

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention:	Jonathan L. Kravetz, Esq.
Daniel H. Follansbee, Esq.

Telephone: (617) 542-6000

Facsimile: (617) 542-2241

(b)	if to a Purchaser, at the address of such Purchaser set forth on Schedule 1.01 hereto,

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Steven J. Gartner, Esq.
Mark A. Cognetti, Esq.

Telephone: (212) 728-8222

Facsimile: (212) 728-9222

or, in any such case, at such other address as shall have been furnished in writing by the addressee to the others. Notices shall be effective: (i) upon delivery, if delivered in person; (ii) three (3) days after deposit in the U. S. mails, if mailed; (iii) on the day following deposit with the courier service, if sent by overnight courier; and (iv) upon transmission, if sent by e-mail, facsimile or other means of electronic communication.

Section 6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of the conflicts of law principles thereof.

Section 6.07. Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties with respect to the subject matter hereof.

Section 6.08. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall be deemed to be originals notwithstanding the failure subsequently to deliver a hard copy thereof.

Section 6.09. Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, only with the written consent of the Company and the Senior Eligible Securities Majority; provided, however, that (a) the “Aggregate Purchase Price” specified for a Purchaser on Schedule 1.01 hereto may not be increased, and (b) the percentage of Senior Notes to be purchased at any Closing by a Purchaser may not be amended, in each case, without the written consent of such Purchaser; provided, further, that any amendment modification or waiver of a provision of this Agreement that by its terms treats a particular Purchaser in a materially different and adverse manner relative to the other Purchasers shall not be binding as to such Purchaser unless such Purchaser consents in writing to the amendment, modification or waiver.

Section 6.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

Section 6.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

Section 6.12. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 6.13. Certain Definitions. For purposes of this Agreement:

(a) “Junior Majority” means the Majority Noteholders as such term is defined in the Junior Note Purchase Agreement;

(b) “Senior Eligible Securities Majority” means, at any time that any Senior Notes are outstanding, the Senior Majority and, at any time that any Senior Exchange Securities are outstanding and no Senior Notes are outstanding, the holders of a majority of the Senior Exchange Securities (determined on an as converted basis);

(c) “Senior Exchange Securities” shall mean any securities (other than Common Stock) into which any Senior Note is converted or exchanged (excluding any securities of the same class or series that are not issued to the holder thereof upon conversion or exchange of the Senior Note);

(d) “Senior Majority” means (a) prior to the First Closing, Purchasers obligated to acquire Senior Notes representing at least a majority of the aggregate principal amounts of all of the Senior Notes to be issued and sold hereunder, and (b) from and after the First Closing, Purchasers holding Senior Notes representing at least a majority of the aggregate principal amounts of the then outstanding Senior Notes.

(e) “Senior Subordinated Majority” means the Senior Subordinated Majority as such term is defined in the Senior Subordinated Note Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

THE COMPANY:

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Mark Leuchtenberger
	Name:	Mark Leuchtenberger
	Title:	President and Chief Executive Officer

Signature Page to Senior Convertible Demand Promissory Note Purchase Agreement

WP VIII FINANCE, L.P.
By:	WPVIII GP, L.P., its General Partner
By:	Warburg Pincus Private Equity VIII, L.P., its General Partner
By:	Warburg Pincus Partners, LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

AXIOM VENTURE PARTNERS III, LP

By:	/s/ Alan Mendelson
	Name:	Alan Mendelson
	Title:	General Partner

CHP II L.P.

By:	CHP II Management, LLC, its General Partner

By:	/s/ John J. Park
	Name:	John J. Park
	Title:	Managing Member

Signature Page to Senior Convertible Demand Promissory Note Purchase Agreement

RADIUS VENTURE PARTNERS II L.P.
By:	Radius Venture Partners II, LLC, its General Partner

By:	/s/ Jordan S. Davis
	Name:	Jordan S. Davis
	Title:	Managing Member

ABS VENTURES VII L.P.
By:	Calvert Capital Caymans I L.L.C.

By:	/s/ Bruns H. Grayson
	Name:	Bruns H. Grayson
	Title:	Managing Member

VOX EQUITY PARTNERS, L.P.

By:	/s/ Matt Kelley
	Name:	Matt Kelley
	Title:	MGP

VOX EQUITY PARTNERS II, L.P.
By:	Vox II GENERAL PARTNER, LLC, its General Partner
By:	Omega Fund III, LP, its member
By:	Omega Fund III GP LP, its General Partner
By:	Omega Fund III, GP Limited, its General partner

By:	/s/ Kevin Brennan
	Name:	Mr. Kevin Brennan
	Title:	Director

Signature Page to Senior Convertible Demand Promissory Note Purchase Agreement

S.R. ONE, LIMITED

By:	/s/ Kent Gossett
	Name:	Kent Gossett
	Title:	Vice President & Partner

CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ Peter Longo
	Name:	Peter Longo
	Title:	President & Executive Director

/s/ C. Boyd Clarke
C. Boyd Clarke

Signature Page to Senior Convertible Demand Promissory Note Purchase Agreement

Managing Member of Saints Capital VI, LLC the General Partner of

SAINTS CAPITAL VI, L.P.

By:	/s/ David Quinlivan
	Name:	David Quinlivan
	Title:	Managing Member

[Signature Page to Senior Convertible Demand Promissory Note Purchase Agreement]

AMENDMENT TO

SENIOR CONVERTIBLE DEMAND

PROMISSORY NOTE PURCHASE AGREEMENT

This AMENDMENT, dated as of February 3, 2011 (this “Amendment”), to the Senior Convertible Demand Promissory Note Purchase Agreement, dated as of January 10, 2011 (the “2011 Note Purchase Agreement”), by and among Rib-X Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the Purchasers (as defined therein). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 2011 Note Purchase Agreement.

W I T N E S S E T H :

WHEREAS, on the terms and subject to the conditions set forth in the 2011 Note Purchase Agreement, the Purchasers have agreed to purchase from the Company up to (i) an aggregate of $20,000,000 of original principal amount of Senior Notes and (ii) Warrants to purchase an aggregate of 9,694,620 shares of Common Stock (collectively, the “Senior Note Financing”);

WHEREAS, in connection with the Senior Note Financing, EuclidSR Partners, L.P. and EuclidSR Biotechnology Partners L.P. (collectively “Euclid”) did not exercise its right to purchase up to (i) an aggregate of $1,032,707 of original principal amount of Senior Notes (the “Euclid Notes”) and (ii) Warrants to purchase an aggregate of 500,585 shares of Common Stock (the “Euclid Warrants”) from the Company;

WHEREAS, Saints, which is already a party to the 2011 Note Purchase Agreement having agreed to purchase from the Company up to (i) an aggregate of $1,481,243 of original principal amount of Senior Notes and (ii) Warrants to purchase an aggregate of 718,004 shares of Common Stock, wishes to purchase from the Company, and the Company wishes to issue to Saints, the Euclid Notes and the Euclid Warrants (the “Saints Additional Purchases”);

WHEREAS, Section 6.09 of the 2011 Note Purchase Agreement provides that the 2011 Note Purchase Agreement may be amended by the Senior Eligible Securities Majority; and

WHEREAS, in connection with the Saints Additional Purchases, the Company and the Senior Eligible Securities Majority desire to amend certain provisions of the 2011 Note Purchase Agreement as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

1. Amendments.

(a) Schedule 1.01 of the 2011 Note Purchase Agreement shall be amended and restated to reflect the Additional Saints Investment and to read in its entirety to read as set forth on Schedule 1.01 attached hereto.

(b) Section 1.02(b) of the 2011 Note Purchase Agreement shall be amended to include the following at the end thereof:

“Notwithstanding the foregoing, in addition to the $1,481,243 of original principal amount of Senior Notes and Warrants to purchase an aggregate of 718,004 shares of Common Stock from the Company that Saints has heretofore agreed to purchase pursuant to the terms and conditions of this Agreement, Saints agrees to purchase an additional aggregate of $1,032,707 of original principal amount of Senior Notes (the “Additional Notes”) and Warrants to purchase an aggregate of 500,585 shares of Common Stock (the “Additional Warrants”) pursuant to the terms and conditions of this Agreement. In respect of the Additional Notes and Additional Warrants, on the date hereof Saints shall deliver to the Escrow Agent (to the account designated by the Escrow Agent), by wire transfer of immediately available funds, Saints’ Purchase Price in respect of Additional Notes and Additional Warrants for all Closings, and (ii) the Company shall not issue or deliver to Saints its Additional Note and Additional Warrant for the First Closing unless and until Saints’ Purchase Price in respect of Additional Notes and Additional Warrants for the First Closing is delivered to the Company by the Escrow Agent (it being understood that such Additional Note and Additional Warrant to be issued to Saints will be dated as of the date that Saints delivers its aggregate Purchase Price in respect of Additional Notes and Additional Warrants for all Closings in accordance with clause (i) above).”

(c) Section 1.03 of the 2011 Note Purchase Agreement shall be amended to replace the last sentence thereof with the following:

“In connection with the foregoing, in the event that any stockholder set forth on Schedule 1.03 hereto, together with its affiliates (as defined in the Charter and including any funds under common management), fails to purchase all of its Pro Rata Share of the Available Additional Shares of the Senior Notes and the Warrants (each as set forth opposite the name of such Purchaser on Schedule 1.03 hereto), such stockholder shall be subject to Article Fourth, Section B.3(d)(iii)(D) of the Charter; provided, however, that solely for this purpose, the purchase of Notes and Warrants by Saints shall be deemed to satisfy the purchase of the Pro Rata Share of the Available Additional Shares allocated to EuclidSR Biotechnology Partners, L.P. and EuclidSR Partners, L.P.”

(d) Section 6.09 of the 2011 Note Purchase Agreement shall be amended and restated to read in its entirety to read as set forth below:

“Section 6.09. Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, only with the written consent of the Company and the Senior Eligible Securities Majority; provided, however, that (a) the “Aggregate Purchase Price” specified for a Purchaser on Schedule 1.01 hereto may not be increased, and (b) the percentage of Senior Notes to be purchased at any Closing by a Purchaser may not be amended except as a result of an increase in the “Aggregate Purchase Price” specified for another Purchaser on Schedule 1.01 hereto, in each case, without the written consent of such Purchaser;

provided, further, that any amendment modification or waiver of a provision of this Agreement that by its terms treats a particular Purchaser in a materially different and adverse manner relative to the other Purchasers shall not be binding as to such Purchaser unless such Purchaser consents in writing to the amendment, modification or waiver.”

2. No Other Amendment. Except as expressly amended hereby, the 2011 Note Purchase Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof. All references in the 2011 Note Purchase Agreement to “this Agreement” shall be deemed to refer to the 2011 Note Purchase Agreement as amended by this Amendment.

3. Governing Law; Jurisdiction. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Amendment, and consent to the jurisdiction of, the courts of the State of Delaware or the corresponding United States federal court in the State of Delaware.

4. Section and Paragraph Headings. The section and paragraph headings in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Mark Leuchtenberger
	Name:	Mark Leuchtenberger
	Title:	President and Chief Executive Officer

WP VIII FINANCE, L.P.
By:	WPVIII GP, L.P., its General Partner
By:	Warburg Pincus Private Equity VIII, L.P., its General Partner
By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

EUCLIDSR BIOTECHNOLOGY PARTNERS, L.P.
By:	EuclidSR Associates, L.P.
Its:	General Partner

By:	/s/ Raymond J. Whitaker
	Name:	Raymond J. Whitaker
	Title:	General Partner

EUCLIDSR PARTNERS, L.P.
By:	EuclidSR Associates, L.P.
Its:	General Partner

By:	/s/ Raymond J. Whitaker
	Name:	Raymond J. Whitaker
	Title:	General Partner

Amendment to Senior Convertible Demand Promissory Note Agreement

SAINTS CAPITAL VI L.P.
By:	Saints Capital VI, LLC, its General Partner

By:	/s/ David P. Quinlivan
	Name:	David P. Quinlivan
	Title:	Managing Member